UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 20, 2005

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INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 SW 10th Street, Deerfield Beach, Florida 33442

(Address of Principal Executive Office) (Zip Code)

(954) 363-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A MATERIAL DIRECT FINANCIAL OBLIGATION OR A MATERIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Notice of Default Under Senior Securities: 10% Convertible Secured Notes and Demand for Payment

On October 19, 2004, Interactive Brand Development, Inc. (“IBD” or the “Company”) consummated a series of transactions to acquire an equity interest in the reorganized General Media, Inc., now known as Penthouse Media Group, Inc. (“PMG”). In order to finance its investment in PMG, the Company sold, in a series of private placement transactions, certain securities, including, but not limited to $9.5 million principal amount of 10% Secured Promissory Notes, due September 15, 2009 (the “10% Notes”). As a result, the company now owns 347,000 shares of PMG representing approximately 34.7% of PMG.

On December 20, 2005, the Company received notice from a representative of 15 of the 17 holders of the 10% Notes (“Note Holders”), of default by the Company related to the terms of the Company’s 10% Notes in the total principal amount of $8.0 million.

The notice of default dated December 16, 2005, provided, in part, that

(A)

IBD has failed to make interest payments when due under the terms of each of the 10% Notes, and has continued to fail to make such interest payments;

(B)

IBD has failed to make the default interest payments specified under Article IV of each of the 10% Notes; and,

(C)

IBD has failed to file and cause to exist a current effective Registration Statement by June 30, 2005, covering the resale of the Conversion Shares and any Adjustment Shares issuable in connection with conversion of the entire amount of each of the 10% Notes.

The notice further provided that the Company made material misrepresentations to the Note Holders in an attempt to solicit and secure their agreement to extend the time within which the Company was obligated to file and cause to exist a current effective Registration Statement from June 30, 2005 to December 31, 2005, and to forebear and forego instituting proceedings concerning defaults by the Company and its breach of the terms of each of the 10% Notes. The Note Holders also claim that the Company did not provide sufficient collateral for security of the 10% Notes.

The Note Holders have expressed that the letter constitutes notice, pursuant to Article III of each of the 10% Notes, that each of the therein named Note Holders hereby exercises his/her/its rights under the 10% Notes and demands payment of all sums of principal of $8.0 million, accrued interest of approximately $0.8 million and default interest within the time period set forth in Article III for the 10% Notes.

The Company has tendered a settlement offer to the Note Holders. The Company intends to use its best efforts to negotiate settlement with the Note Holders and emphatically denies the allegation of misrepresentation and reconfirms that the collateral was available at all times, as was represented to the Note Holders.

The terms and conditions of the 10% Notes referenced above are summarized in their entirety. A form of the 10% Notes and related agreements are filed as exhibits to a previously filed Form 8-K as indicated below.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description
10.2	Form of 10% Note. *
10.3	Form of security agreement between the Company and holders of 10% Notes. *
10.4	Form of pledge agreement among the Company, the holders of 10% Notes and holders of Series F preferred stock. *
10.13	Form of registration rights agreement. *

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*

Previously filed on Form 8-K dated October 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Interactive Brand Development, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERACTIVE BRAND DEVELOPMENT, INC.

By:	/s/ STEVE MARKLEY
Steve Markley Chief Executive Officer

Date:  December 27, 2005

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